UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2015 (May 11, 2015)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2015, the non-binding letter of intent (the “Letter of Intent”) previously entered into between Victory Energy Corporation (“Victory”) and Lucas Energy, Inc. (“we”, “us”, the “Company” and “Lucas”) as announced in the Current Report on Form 8-K filed by us on February 4, 2015, was terminated.  The Letter of Intent provided that either party could terminate the Letter of Intent by written notification to the other party for any reason.  As previously disclosed, the Letter of Intent contemplated the combination of the businesses of the Company and Victory by way of a merger (the “Proposed Business Combination”).  In conjunction with the termination and pursuant to the Pre-Merger Loan and Funding Agreement between the Company and Victory dated February 26, 2015 (the “Loan Agreement”), Victory will not extend further credit to Lucas.  We and Victory are currently in the process of negotiating a mutually agreeable unwinding of the steps previously taken in anticipation of the Proposed Business Combination.

ITEM 7.01    REGULATION FD DISCLOSURE

On May 15, 2015, the Company issued a press release announcing the termination of the Letter of Intent. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO. 99.1	DESCRIPTION Press Release Dated May 15, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: May 15, 2015

EXHIBIT INDEX

EXHIBIT NO. 99.1	DESCRIPTION Press Release Dated May 15, 2015